Exhibit 99.1

Cash America Reports Second Quarter Net Income and Declares Dividend

FORT WORTH, Texas--(BUSINESS WIRE)--July 24, 2014--Cash America International, Inc. (NYSE: CSH) reported today that its net income for the second quarter ended June 30, 2014 was $20,971,000 (72 cents per share), which compares to the second quarter 2013 net income of $25,132,000 (81 cents per share). Included in the results for the second quarter ended June 30, 2014 is $15.0 million in charges related to the early extinguishment of debt related to the prepayment of long-term notes during the period. Excluding the after-tax impact of the early extinguishment of debt costs of $9.5 million (32 cents per share), net income attributable to the Company adjusted for this expense, a non-GAAP measure, would have increased 21% to $30.4 million for the three months ended June 30, 2014, and net income per share adjusted for this expense, a non-GAAP measure, would have been $1.04 per share, representing a 28% increase in earnings per share from the same period in 2013. Net income per share adjusted for this expense for the second quarter of 2014 exceeded the Company’s published guidance range of 85 cents per share to 95 cents per share announced on April 24, 2014.

Total revenue for the second quarter ended June 30, 2014 was $455.1 million compared to $410.4 million in the second quarter of 2013. Net revenue, which is total revenue less cost of merchandise sold and loan loss provision expense, was up 13% to $275.9 million for the three-month period ended June 30, 2014 compared to the prior year, primarily due to growth in the Company’s E-Commerce Segment. The E-Commerce Segment posted higher total revenue levels and lower loan losses as a percentage of revenue leading to a 27% increase in net revenue, which reached $134.6 million for the second quarter ended June 30, 2014 compared to $106.0 million during the same period in 2013. The E-Commerce Segment generated income from operations of $58.1 million in the second quarter of 2014, representing an increase of 60% compared to the same period in 2013.

The Company’s Retail Services Segment posted its first year-over-year increase in net revenue in two years as net revenue increased 3% to $141.1 million for the three months ended June 30, 2014. The increase in net revenue was supported by an 11% increase in revenue from pawn loans, which ended the month of June 2014 with a balance outstanding of $263.7 million, up 14.9% from the end of June 2013. Same store pawn loan balances in the Company’s U.S. lending locations were up 4.5% on June 30, 2014 compared to the same period in 2013.

Commenting on the results of the quarter, Daniel R. Feehan, President and Chief Executive Officer of Cash America said, “The second quarter’s results exceeded our expectations due to much lower loan loss rates in our unsecured consumer loan products during the period, which led to strong gains in operating income from our E-Commerce Segment. In addition, our pawn lending activities experienced renewed demand leading to a healthy increase in overall pawn loans and the first domestic same store pawn loan balance increase since early 2012.”

For the first six months of fiscal year 2014, total revenue increased 8% to $948.2 million compared to $878.5 million for the same period in 2013, and net revenue for the same comparison period was up 11%, reaching $570.9 million in 2014 versus $516.1 million in 2013. The Company reported net income of $66,708,000 ($2.27 per share) for the first six months of fiscal year 2014, which includes the $10.4 million of after-tax expenses related to the early extinguishment of debt (36 cents per share) discussed above. Net income attributable to the Company as adjusted for these expenses, a non-GAAP measure, would have increased to $77.1 million for the six-month period ended June 30, 2014 and net income per share as adjusted for these expenses, a non-GAAP measure, would have been $2.63 per share, up 18% compared to $69,058,000 ($2.23 per share) from the same six month period in 2013.

Cash America will host a conference call to discuss the second quarter results on Thursday, July 24, at 7:00 AM CDT. A live webcast of the call will be available on the Investor Relations section of the Company’s corporate website (http://www.cashamerica.com). To listen to the live call, please go to the website at least fifteen minutes early to register, download, and install any necessary audio software. A replay will be available on the Company’s website following the call.

Additionally, the Company announced that the Board of Directors, at its regularly scheduled quarterly meeting, declared a $0.035 (3.5 cents) per share cash dividend on common stock outstanding. The dividend will be paid at the close of business on August 20, 2014 to shareholders of record on August 6, 2014.

Outlook for the Third Quarter of 2014 and Related Fiscal Year

Management believes that the opportunities for growth in revenue and earnings will be largely associated with customer demand for the credit products provided by the Company, which take the form of pawn loans, consumer loans and the disposition of unredeemed collateral by way of consumer spending on retail sales and the commercial sale of refined gold and diamonds. Management expects that changes to its U.K. business practices that it has adopted in response to new regulatory requirements in the United Kingdom will significantly reduce loan volumes, balances and revenue levels in that market for the remainder of the year and potentially into 2015, although the decrease could be offset by higher balances from domestic consumer loan products, among other things. Other elements that could affect the growth in revenue include the regulatory governance of the consumer loan products and the continued development and growth of new lending products offered by the Company’s E-Commerce Segment. In addition, the Company’s wholly-owned subsidiary, Enova International, Inc., completed a $500 million long-term note offering during the second quarter of 2014 that has significantly increased the Company’s interest expense as the proceeds were used to pay-off long-term notes at lower interest rates. Management estimates that the after tax additional interest expense burden will amount to 13 cents per share per quarter.

Based on its views and on the preceding factors, management expects the third quarter 2014 net income per share to be between 70 cents and 80 cents per share compared to $1.52 per share in the third quarter of 2013, which included a tax benefit of $33.2 million ($1.09 per share) related to the reorganization of its Mexico-based pawn operations and an $18 million pre-tax expense (37 cents per share after taxes) associated with a negotiated settlement of a class-action lawsuit. These two items combined to create a net after-tax benefit to income of $21.9 million (72 cents per share) for the three months ended September 30, 2013. Adjusted earnings per share for the third quarter of 2013, excluding the net effect of these two items, was 80 cents per share.

Based on the Company’s results through the first half of 2014, which produced adjusted earnings per share of $2.64, a non-GAAP measure, and excludes the first quarter after-tax impact of $1.1 million in expenses primarily related to the early extinguishment of debt (4 cents per share) and the second quarter $9.5 million (32 cents per share) discussed above, management expects its fiscal year 2014 earnings per share to be in a range of between $4.20 and $4.40 per share. This guidance range compares to actual full year 2013 earnings per share of $4.66, which includes a tax benefit related to the disposition of assets and reorganization of its Mexico-based pawn lending business of $33.2 million ($1.09 per share), which was partially offset by unusual expense items of $14.4 million (47 cents per share) related to a litigation settlement during the third quarter of 2013, the closure of consumer lending locations, a regulatory penalty, an adjustment to the remaining expected liability for the voluntary refund to customers in Ohio and expenses for the early extinguishment of debt. Combining these amounts generates the net benefit of unusual items in 2013 of $18.8 million (62 cents per share). Adjusting for the full year effects of the net benefit in 2013 would result in adjusted net income attributable to the Company, a non-GAAP measure, of $123.7 million ($4.04 per share).

Non-GAAP Measures

The “Adjusted Earnings and Adjusted Earnings Per Share” section included in the attachments to this press release contains a discussion of the reasons why the Company’s management believes that presentation of the non-GAAP financial measures discussed above provide useful information to investors regarding the Company’s financial condition and results of operations.

About the Company

As of June 30, 2014, Cash America International, Inc. (the “Company”) operated 1,004 total locations offering specialty financial services to consumers, which included the following:

  869 lending locations in 22 states in the United States primarily under the names “Cash America Pawn,” “SuperPawn,” “Cash America Payday Advance,” and “Cashland;”
  47 pawn lending locations in central and southern Mexico under the name “Cash America casa de empeño;” and
  88 check cashing centers (all of which are unconsolidated franchised check cashing centers) operating in 12 states in the United States under the name “Mr. Payroll.”

Additionally, as of June 30, 2014, the Company offered consumer loans over the Internet to customers:

  in 33 states in the United States at http://www.cashnetusa.com and http://www.netcredit.com;
  in the United Kingdom at http://www.quickquid.co.uk, http://www.quickquidflexcredit.co.uk, http://www.poundstopocket.co.uk, and http://onstride.co.uk;
  in Australia at http://www.dollarsdirect.com.au;
  in Canada at http://www.dollarsdirect.ca; and
  in Brazil at http://www.simplic.com.br.

For additional information regarding the Company and the services it provides, visit the Company’s websites located at:

http://www.cashamerica.com	http://www.dollarsdirect.com.au
http://www.enova.com	http://www.dollarsdirect.ca
http://www.cashnetusa.com	http://www.quickquidflexcredit.co.uk
http://www.netcredit.com	http://www.onstride.co.uk
http://www.cashlandloans.com	http://www.simplic.com.br
http://www.quickquid.co.uk	http://www.mrpayroll.com
http://www.poundstopocket.co.uk

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This release contains forward-looking statements about the business, financial condition, operations and prospects of the Company. The actual results of the Company could differ materially from those indicated by the forward-looking statements because of various risks and uncertainties including, without limitation: the effect of, compliance with or changes in domestic and foreign pawn, consumer credit, tax and other laws and governmental rules and regulations applicable to the Company's business or changes in the interpretation or enforcement thereof; the regulatory and examination authority of the Consumer Financial Protection Bureau in the U.S. and the UK Financial Conduct Authority, including the effect of and compliance with a consent order the Company entered into with the Consumer Financial Protection Bureau in November 2013 and changes to the Company’s UK business practices as a result of adapting the Company’s business in response to the requirements of the Financial Conduct Authority; changes in the political, regulatory or economic environment in foreign countries where the Company operates or in the future may operate; risks related to the potential separation of the Company’s online lending business that comprises its e-commerce division, Enova International, Inc.; the Company’s ability to process or collect consumer loans through the Automated Clearing House system; the actions of third parties who provide, acquire or offer products and services to, from or for the Company; public and regulatory perception of the Company’s business, including its consumer loan business and its business practices; the effect of any current or future litigation proceedings or any judicial decisions or rule-making that affect the Company, its products or its arbitration agreements; fluctuations, including a sustained decrease, in the price of gold or deterioration in economic conditions; a prolonged interruption in the Company’s operations of its facilities, systems and business functions, including its information technology and other business systems; changes in demand for the Company’s services and changes in competition; the Company’s ability to maintain an allowance or liability for estimated losses on consumer loans that are adequate to absorb credit losses; the Company’s ability to attract and retain qualified executive officers; the ability of the Company to open new locations in accordance with its plans or to successfully integrate newly acquired businesses into the Company’s operations; interest rate and foreign currency exchange rate fluctuations; changes in the capital markets, including the debt and equity markets; changes in the Company’s ability to satisfy its debt obligations or to refinance existing debt obligations or obtain new capital to finance growth; security breaches, cyber-attacks or fraudulent activity; acts of God, war or terrorism, pandemics and other events; the effect of any of such changes on the Company’s business or the markets in which it operates; and other risks and uncertainties indicated in the Company’s filings with the Securities and Exchange Commission. These risks and uncertainties are beyond the ability of the Company to control, nor can the Company predict, in many cases, all of the risks and uncertainties that could cause its actual results to differ materially from those indicated by the forward-looking statements. When used in this release, terms such as “believes,” “estimates,” “should,” “could,” “would,” “plans,” “expects,” “anticipates,” “may,” “forecasts,” “projects” and similar expressions and variations as they relate to the Company or its management are intended to identify forward-looking statements. The Company disclaims any intention or obligation to update or revise any forward-looking statements to reflect events or circumstances occurring after the date of this release.

CASH AMERICA INTERNATIONAL, INC. AND SUBSIDIARIES HIGHLIGHTS OF CONSOLIDATED RESULTS OF OPERATIONS (dollars in thousands, except per share data) (Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2014	2013	2014	2013
Consolidated Operations:
Total revenue	$455,090	$410,380	$948,190	$878,508
Net revenue	275,891	244,190	570,927	516,131
Total expenses	214,472	194,942	425,319	389,297

Income from Operations	$61,419	$49,248	$145,608	$126,834
Income before income taxes	33,404	40,390	105,888	110,106

Net Income	$20,971	$25,444	$66,708	$69,366

Net income attributable to the noncontrolling interest	$—	$(312)	$—	$(308)

Net Income Attributable to Cash America International, Inc.	$20,971	$25,132	$66,708	$69,058

Earnings per share:
Net Income attributable to Cash America International, Inc. common shareholders:
Basic	$0.73	$0.88	$2.33	$2.39
Diluted	$0.72	$0.81	$2.27	$2.23

Weighted average common shares outstanding:
Basic	28,823	28,721	28,616	28,910
Diluted	29,256	30,845	29,365	31,023

CASH AMERICA INTERNATIONAL, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(dollars in thousands, except per share information)
(Unaudited)

	June 30,		December 31,
	2014	2013	2013
Assets
Current assets:
Cash and cash equivalents	$192,915	$124,459	$67,228
Restricted cash	60	—	8,000
Pawn loans	263,668	229,574	261,148
Consumer loans, net	337,961	287,127	358,841
Merchandise held for disposition, net	198,919	155,112	208,899
Pawn loan fees and service charges receivable	51,986	45,566	53,438
Income taxes receivable	17	25,495	9,535
Prepaid expenses and other assets	42,545	30,985	33,655
Deferred tax assets	34,779	43,628	38,800
Total current assets	1,122,850	941,946	1,039,544
Property and equipment, net	255,407	250,842	261,223
Goodwill	706,037	608,242	705,579
Intangible assets, net	49,135	34,067	52,256
Other assets	35,457	21,571	21,129
Total assets	$2,168,886	$1,856,668	$2,079,731
Liabilities and Equity
Current liabilities:
Accounts payable and accrued expenses	$120,417	$115,591	$140,068
Customer deposits	18,295	12,962	14,803
Income taxes currently payable	—	—	—
Current portion of long-term debt	—	22,606	22,606
Total current liabilities	138,712	151,159	177,477
Deferred tax liabilities	113,157	103,759	101,417
Noncurrent income tax payable	—	36,834	—
Other liabilities	1,268	1,609	1,031
Long-term debt	793,863	547,218	717,383
Total liabilities	$1,047,000	$840,579	$997,308
Equity:
Cash America International, Inc. equity:
Common stock, $0.10 par value per share, 80,000,000 shares authorized, 30,235,164 shares issued and outstanding	3,024	3,024	3,024
Additional paid-in capital	86,184	156,349	150,833
Retained earnings	1,082,725	946,483	1,017,981
Accumulated other comprehensive income (loss)	7,998	(362)	4,649
Treasury shares, at cost (1,382,602 shares, 2,107,082 shares and 2,224,902 shares as of June 30, 2014 and 2013, and as of December 31, 2013, respectively)	(58,045)	(89,405)	(94,064)
Total equity	1,121,886	1,016,089	1,082,423
Total liabilities and equity	$2,168,886	$1,856,668	$2,079,731

CASH AMERICA INTERNATIONAL, INC. AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF INCOME (dollars in thousands, except per share data) (Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2014	2013	2014	2013
Revenue
Pawn loan fees and service charges	$80,990	$72,728	$161,177	$148,642
Proceeds from disposition of merchandise	146,772	131,532	323,227	310,249
Consumer loan fees	225,339	202,431	459,521	412,636
Other	1,989	3,689	4,265	6,981
Total Revenue	455,090	410,380	948,190	878,508
Cost of Revenue
Disposed merchandise	104,510	88,961	229,074	210,296
Consumer loan loss provision	74,689	77,229	148,189	152,081
Total Cost of Revenue	179,199	166,190	377,263	362,377
Net Revenue	275,891	244,190	570,927	516,131
Expenses
Operations and administration	194,975	176,942	386,561	353,766
Depreciation and amortization	19,497	18,000	38,758	35,531
Total Expenses	214,472	194,942	425,319	389,297
Income from Operations	61,419	49,248	145,608	126,834
Interest expense	(12,828)	(8,903)	(22,896)	(16,348)
Interest income	8	5	18	68
Foreign currency transaction (loss) gain	(179)	65	(280)	(312)
Loss on extinguishment of debt	(15,016)	—	(16,562)	—
Equity in loss of unconsolidated subsidiary	—	(25)	—	(136)
Income before Income Taxes	33,404	40,390	105,888	110,106
Provision for income taxes	12,433	14,946	39,180	40,740
Net Income	20,971	25,444	66,708	69,366
Net income attributable to the noncontrolling interest	—	(312)	—	(308)
Net Income Attributable to Cash America International, Inc.	$20,971	$25,132	$66,708	$69,058
Earnings Per Share:
Net Income attributable to Cash America International, Inc. common shareholders:
Basic	$0.73	$0.88	$2.33	$2.39
Diluted	$0.72	$0.81	$2.27	$2.23
Weighted average common shares outstanding:
Basic	28,823	28,721	28,616	28,910
Diluted	29,256	30,845	29,365	31,023
Dividends declared per common share	$0.035	$0.035	$0.070	$0.070

CASH AMERICA INTERNATIONAL, INC. AND SUBSIDIARIES PAWN LENDING ACTIVITIES – FINANCIAL AND OPERATING DATA (dollars in thousands, except where otherwise noted)

The following tables outline certain data related to pawn loan activities of Cash America International, Inc. and its subsidiaries (the “Company”) as of and for the three and six months ended June 30, 2014 and 2013 (dollars in thousands):

	As of June 30,
	2014	2013	Change	% Change
Ending pawn loan balances
Domestic retail services	$257,647	$224,622	$33,025	14.7%
Foreign retail services	6,021	4,952	1,069	21.6%
Consolidated pawn loan balances	$263,668	$229,574	$34,094	14.9%
Ending merchandise balance, net
Domestic retail services	$192,745	$149,244	$43,501	29.1%
Foreign retail services	6,174	5,868	306	5.2%
Consolidated merchandise balance, net	$198,919	$155,112	$43,807	28.2%
	Three Months Ended June 30,
	2014	2013	Change	% Change
Pawn loan fees and service charges
Domestic retail services	$78,911	$70,802	$8,109	11.5%
Foreign retail services	2,079	1,926	153	7.9%
Consolidated pawn loan fees and service charges	$80,990	$72,728	$8,262	11.4%
Average pawn loan balance outstanding
Domestic retail services	$235,187	$211,195	$23,992	11.4%
Foreign retail services	5,683	5,237	446	8.5%
Consolidated average pawn loans outstanding	$240,870	$216,432	$24,438	11.3%
Amount of pawn loans written and renewed
Domestic retail services	$271,226	$234,327	$36,899	15.7%
Foreign retail services	15,909	15,166	743	4.9%
Consolidated amount of pawn loans written and renewed	$287,135	$249,493	$37,642	15.1%
Average amount per pawn loan (in ones)
Domestic retail services	$123	$126	$(3)	(2.4)%
Foreign retail services	$88	$89	$(1)	(1.1)%
Consolidated average amount per pawn loan (in ones)	$120	$123	$(3)	(2.4)%
Annualized yield on pawn loans
Domestic retail services	134.6%	134.5%
Foreign retail services	146.7%	147.5%
Consolidated annualized yield on pawn loans	134.9%	134.8%
Gross profit margin on disposition of merchandise
Domestic retail services	29.0%	32.9%
Foreign retail services	23.0%	16.4%
Gross profit margin on disposition of merchandise	28.8%	32.4%
Merchandise turnover
Domestic retail services	2.2	2.4
Foreign retail services	2.4	2.6
Consolidated merchandise turnover	2.2	2.4

CASH AMERICA INTERNATIONAL, INC. AND SUBSIDIARIES PAWN LENDING ACTIVITIES – FINANCIAL AND OPERATING DATA (dollars in thousands, except where otherwise noted)

	Six Months Ended June 30,
	2014	2013	Change	% Change
Pawn loan fees and service charges
Domestic retail services	$157,378	$144,976	$12,402	8.6%
Foreign retail services	3,799	3,666	133	3.6%
Consolidated pawn loan fees and service charges	$161,177	$148,642	$12,535	8.4%
Average pawn loan balance outstanding
Domestic retail services	$239,089	$219,709	$19,380	8.8%
Foreign retail services	5,175	4,858	317	6.5%
Consolidated average pawn loans outstanding	$244,264	$224,567	$19,697	8.8%
Amount of pawn loans written and renewed
Domestic retail services	$503,786	$449,703	$54,083	12.0%
Foreign retail services	28,895	28,259	636	2.3%
Consolidated amount of pawn loans written and renewed	$532,681	$477,962	$54,719	11.4%
Average amount per pawn loan (in ones)
Domestic retail services	$124	$128	$(4)	(3.1)%
Foreign retail services	$88	$87	$1	1.1%
Consolidated average amount per pawn loan (in ones)	$121	$124	$(3)	(2.4)%
Annualized yield on pawn loans
Domestic retail services	132.7%	133.1%
Foreign retail services	148.0%	152.2%
Consolidated annualized yield on pawn loans	133.1%	133.5%
Gross profit margin on disposition of merchandise
Domestic retail services	29.3%	32.6%
Foreign retail services	22.9%	18.3%
Gross profit margin on disposition of merchandise	29.1%	32.2%
Merchandise turnover
Domestic retail services	2.3	2.7
Foreign retail services	2.5	2.6
Consolidated merchandise turnover	2.3	2.7

CASH AMERICA INTERNATIONAL, INC. AND SUBSIDIARIES MERCHANDISE DISPOSITION, GROSS PROFIT AND INVENTORY OPERATING DATA (dollars in thousands)

Profit from the disposition of merchandise represents the proceeds received from the disposition of merchandise in excess of the cost of disposed merchandise, which is generally the principal amount loaned on an item or the amount paid for purchased merchandise. The following tables summarize the proceeds from the disposition of merchandise and the related profit for the three and six months ended June 30, 2014 and 2013 (dollars in thousands):

	Three Months Ended June 30,
	2014			2013
	Retail	Commercial	Total	Retail	Commercial	Total
Proceeds from disposition	$117,951	$28,821	$146,772	$89,836	$41,696	$131,532
Gross profit on disposition	$38,681	$3,581	$42,262	$33,385	$9,186	$42,571
Gross profit margin	32.8%	12.4%	28.8%	37.2%	22.0%	32.4%
Percentage of total gross profit	91.5%	8.5%	100.0%	78.4%	21.6%	100.0%
	Six Months Ended June 30,
	2014			2013
	Retail	Commercial	Total	Retail	Commercial	Total
Proceeds from disposition	$260,244	$62,983	$323,227	$202,246	$108,003	$310,249
Gross profit on disposition	$88,033	$6,120	$94,153	$75,375	$24,578	$99,953
Gross profit margin	33.8%	9.7%	29.1%	37.3%	22.8%	32.2%
Percentage of total gross profit	93.5%	6.5%	100.0%	75.4%	24.6%	100.0%

The table below summarizes the age of merchandise held for disposition related to the Company’s pawn lending operations before valuation allowance of $2.1 million and $0.9 million as of June 30, 2014 and 2013, respectively (dollars in thousands):

	As of June 30,
	2014		2013
	Amount	%	Amount	%
Jewelry - held for one year or less	$107,905	53.7%	$90,105	57.8%
Other merchandise - held for one year or less	80,050	39.8%	56,398	36.1%
Total merchandise held for one year or less	187,955	93.5%	146,503	93.9%
Jewelry - held for more than one year	5,480	2.7%	3,856	2.4%
Other merchandise - held for more than one year	7,593	3.8%	5,702	3.7%
Total merchandise held for more than one year	13,073	6.5%	9,558	6.1%
Merchandise held for disposition, gross	$201,028	100.0%	$156,061	100.0%
Merchandise held for disposition, net of allowance	$198,919		$155,112

CASH AMERICA INTERNATIONAL, INC. AND SUBSIDIARIES CONSUMER LOAN FINANCIAL AND OPERATING DATA (dollars in thousands, except where otherwise noted)

The following tables set forth interest and fees on consumer loans by product type and segment, and the related loan loss provision for the three and six months ended June 30, 2014 and 2013 (dollars in thousands):

	Three Months Ended June 30,
	2014				2013
	Short-term loans	Line of credit accounts	Installment loans	Total	Short-term loans	Line of credit accounts	Installment loans	Total
Retail services	$20,440	$—	$3,460	$23,900	$23,529	$—	$3,118	$26,647
E-commerce
Domestic	41,392	36,066	31,293	108,751	42,398	26,465	18,639	87,502
Foreign	24,316	38,828	29,544	92,688	60,633	1,818	25,831	88,282
Total E-commerce	65,708	74,894	60,837	201,439	103,031	28,283	44,470	175,784
Consumer loan fees	$86,148	$74,894	$64,297	$225,339	$126,560	$28,283	$47,588	$202,431
Less: consumer loan loss provision	25,621	21,786	27,282	74,689	42,931	9,919	24,379	77,229
Consumer loan fees, net loss provision	$60,527	$53,108	$37,015	$150,650	$83,629	$18,364	$23,209	$125,202
Year-over-year change - $	$(23,102)	$34,744	$13,806	$25,448	$(3,750)	$9,279	$11,348	$16,877
Year-over-year change - %	(27.6)%	189.2%	59.5%	20.3%	(4.3)%	102.1%	95.7%	15.6%
Consumer loan loss provision as a % of consumer loan fees	29.7%	29.1%	42.4%	33.1%	33.9%	35.1%	51.2%	38.2%
	Six Months Ended June 30,
	2014				2013
	Short-term loans	Line of credit accounts	Installment loans	Total	Short-term loans	Line of credit accounts	Installment loans	Total
Retail services	$42,437	$—	$7,222	$49,659	$48,736	$—	$6,233	$54,969
E-commerce
Domestic	85,786	71,082	60,931	217,799	89,994	49,699	38,450	178,143
Foreign	52,899	76,848	62,316	192,063	128,045	1,818	49,661	179,524
Total E-commerce	138,685	147,930	123,247	409,862	218,039	51,517	88,111	357,667
Consumer loan fees	$181,122	$147,930	$130,469	$459,521	$266,775	$51,517	$94,344	$412,636
Less: consumer loan loss provision	47,382	45,161	55,646	148,189	88,097	16,472	47,512	152,081
Consumer loan fees, net loss provision	$133,740	$102,769	$74,823	$311,332	$178,678	$35,045	$46,832	$260,555
Year-over-year change - $	$(44,938)	$67,724	$27,991	$50,777	$(797)	$17,730	$24,840	$41,773
Year-over-year change - %	(25.2)%	193.2%	59.8%	19.5%	(0.4)%	102.4%	113.0%	19.1%
Consumer loan loss provision as a % of consumer loan fees	26.2%	30.5%	42.7%	32.2%	33.0%	32.0%	50.4%	36.9%

In addition to reporting consumer loans owned by the Company and consumer loans guaranteed by the Company, which are either generally accepted accounting principles (“GAAP”) items or disclosures required by GAAP, the Company has provided combined consumer loans, which is a non-GAAP measure. In addition, the Company has reported consumer loans written and renewed, which is statistical data that is not included in the Company’s financial statements. The Company also reports allowances and liabilities for estimated losses on consumer loans individually and on a combined basis, which are GAAP measures that are included in the Company’s financial statements.

CASH AMERICA INTERNATIONAL, INC. AND SUBSIDIARIES CONSUMER LOAN FINANCIAL AND OPERATING DATA (dollars in thousands, except where otherwise noted)

Management believes these measures provide investors with important information needed to evaluate the magnitude of potential loan losses and the opportunity for revenue performance of the consumer loan portfolio on an aggregate basis. The comparison of the aggregate amounts from period to period is more meaningful than comparing only the residual amount on the Company’s balance sheet since both revenue and the loss provision for loans are impacted by the aggregate amount of loans owned by the Company and those guaranteed by the Company as reflected in its financial statements.

The following tables summarize selected data related to the Company’s consumer loan activities as of and for the three months ended June 30, 2014 and 2013.

The following table shows short-term loans and related loan loss activity, which is based on the volume of loans written and renewed, for the three months ended June 30, 2014 and 2013.
	Three Months Ended
	June 30,
	2014	2013
Short-term consumer loans:
Consumer loan loss provision	$25,621	$42,931
Charge-offs (net of recoveries)	24,507	42,541
Allowance and liability for losses	23,700	44,507
Combined consumer loans and fees receivable, gross(a)	141,775	208,912
Short-term loans:
Consumer loan loss provision as a % of combined consumer loans written and renewed(b)	5.1%	6.3%
Charge-offs (net of recoveries) as a % of combined consumer loans written and renewed(b)	4.9%	6.3%
Consumer loan loss provision as a % of consumer loan fees	29.7%	33.9%
Allowance and liability for losses as a % of combined consumer loans and fees receivable, gross(a)	16.7%	21.3%

(a) Non-GAAP measure.
(b) The disclosure regarding the amount of short-term consumer loans written and renewed is statistical data that is not included in the Company’s financial statements.

CASH AMERICA INTERNATIONAL, INC. AND SUBSIDIARIES CONSUMER LOAN FINANCIAL AND OPERATING DATA (dollars in thousands, except where otherwise noted)

The following table shows line of credit accounts and related loan loss activity, which is based on average amount of consumer loan balance, for the three months ended June 30, 2014 and 2013.

	Three Months Ended
	June 30,
	2014	2013
Line of credit accounts:
Consumer loan loss provision	$21,786	$9,919
Charge-offs (net of recoveries)	26,877	7,334
Allowance and liability for losses	21,578	10,649
Average consumer loan balance(a)	120,707	47,513
Line of credit accounts:
Consumer loan loss provision as a % of average consumer loan balance(a)	18.0%	20.9%
Charge-offs (net of recoveries) as a % of average consumer loan balance(a)	22.3%	15.4%
Consumer loan loss provision as a % of consumer loan fees	29.1%	35.1%
Allowance for losses as a % of average consumer loan balance(a)	17.9%	22.4%
(a) The average consumer loan balance for line of credit accounts is the simple average of the beginning and ending consumer loan balance for the quarter for line of credit accounts.

The following table shows installment loans and related loan loss activity, which is based on average amount of combined consumer loan balance, for the three months ended June 30, 2014 and 2013.

	Three Months Ended
	June 30,
	2014	2013
Installment loans:
Consumer loan loss provision	$27,282	$24,379
Charge-offs (net of recoveries)	28,107	24,206
Allowance and liability for losses	30,085	27,754
Installment loan average loan balance:(a)
Company owned	$181,358	$133,773
Guaranteed by the Company(b)	8,840	9,631
Combined average consumer loan balance(c)	$190,198	$143,404
Installment loans:
Consumer loan loss provision as a % of combined average consumer loan balance(a)(c)	14.3%	17.0%
Charge-offs (net of recoveries) as a % of combined average consumer loan balance(a)(c)	14.8%	16.9%
Consumer loan loss provision as a % of consumer loan fees	42.4%	51.2%
Allowance and liability for losses as a % of combined average consumer loan balance(a)(c)	15.8%	19.4%
(a) The combined average consumer loan balance for installment loans is the simple average of the beginning and ending combined consumer loan balance for the quarter for installment loans.
(b) Represents loans originated by third-party lenders through the CSO programs, which are not included in the Company's financial statements.
(c) Non-GAAP measure.

CASH AMERICA INTERNATIONAL, INC. AND SUBSIDIARIES CONSUMER LOAN FINANCIAL AND OPERATING DATA (dollars in thousands, except where otherwise noted)

The following table summarizes consumer loan balances outstanding as of June 30, 2014 and 2013 (dollars in thousands):

	As of June 30,
	2014			2013
	Company Owned(a)	Guaranteed by the Company(a)	Combined(b)	Company Owned(a)	Guaranteed by the Company(a)	Combined(b)
Ending consumer loan balances:
Retail Services
Short-term loans	$42,744	$3,976	$46,720	$45,324	$5,338	$50,662
Installment loans	7,643	8,565	16,208	9,819	10,131	19,950
Total Retail Services, gross	50,387	12,541	62,928	55,143	15,469	70,612
E-Commerce
Domestic
Short-term loans	30,545	34,914	65,459	31,594	35,115	66,709
Line of credit accounts	64,490	—	64,490	47,368	—	47,368
Installment loans	100,009	—	100,009	44,509	—	44,509
Total Domestic, gross	195,044	34,914	229,958	123,471	35,115	158,586
Foreign
Short-term loans	29,596	—	29,596	91,240	301	91,541
Line of credit accounts	57,919	—	57,919	10,703	—	10,703
Installment loans	77,202	—	77,202	86,433	—	86,433
Total Foreign, gross	164,717	—	164,717	188,376	301	188,677
Total E-Commerce, gross	359,761	34,914	394,675	311,847	35,416	347,263
Total ending loan balance, gross	410,148	47,455	457,603	366,990	50,885	417,875
Less: Allowance and liabilities for losses	(72,187)	(3,176)	(75,363)	(79,863)	(3,047)	(82,910)
Total ending loan balance, net	$337,961	$44,279	$382,240	$287,127	$47,838	$334,965
Allowance and liability for losses as a % of consumer loan balances, gross	17.6%	6.7%	16.5%	21.8%	6.0%	19.8%

(a) GAAP measure. The consumer loan balances guaranteed by the Company represent loans originated by third-party lenders through the Company’s credit services organization programs (the “CSO programs”), so these balances are not recorded in the Company’s financial statements. However, the Company has established a liability for estimated losses in support of its guarantee of these loans, which is reflected in the table above and included in its consolidated balance sheets.

(b) Except for allowance and liability for estimated losses, amounts represent non-GAAP measures.

CASH AMERICA INTERNATIONAL, INC. AND SUBSIDIARIES CONSUMER LOAN FINANCIAL AND OPERATING DATA (dollars in thousands, except where otherwise noted)

The following tables summarize the consumer loans written and renewed for the three and six months ended June 30, 2014 and 2013 (dollars in thousands, except where otherwise noted):

	Three Months Ended June 30,
	2014			2013
	Company Owned(a)	Guaranteed by the Company(a)(b)	Combined(a)	Company Owned(a)	Guaranteed by the Company(a)(b)	Combined(a)
Amount of consumer loans written and renewed (dollars in thousands):
Retail Services
Short-term loans	$157,268	$16,878	$174,146	$167,896	$26,446	$194,342
Installment loans	2,526	6,763	9,289	2,051	5,274	7,325
Total Retail Services	159,794	23,641	183,435	169,947	31,720	201,667
E-Commerce
Domestic
Short-term loans	73,493	157,905	231,398	71,507	163,236	234,743
Line of credit accounts	49,708	—	49,708	37,649	—	37,649
Installment loans	58,058	—	58,058	31,385	—	31,385
Total Domestic	181,259	157,905	339,164	140,541	163,236	303,777
Foreign
Short-term loans	95,250	—	95,250	249,953	739	250,692
Line of credit accounts	76,241	—	76,241	13,484	—	13,484
Installment loans	56,047	—	56,047	64,665	—	64,665
Total Foreign	227,538	—	227,538	328,102	739	328,841
Total E-Commerce	408,797	157,905	566,702	468,643	163,975	632,618
Total amount of consumer loans written and renewed	$568,591	$181,546	$750,137	$638,590	$195,695	$834,285
Number of consumer loans written and renewed (in ones):
Retail Services
Short-term loans	331,032	31,482	362,514	354,546	51,763	406,309
Installment loans	1,833	5,180	7,013	1,798	928	2,726
Total Retail Services	332,865	36,662	369,527	356,344	52,691	409,035
E-Commerce
Domestic
Short-term loans	219,274	229,007	448,281	242,617	227,956	470,573
Line of credit accounts	198,956	—	198,956	139,550	—	139,550
Installment loans	37,751	—	37,751	30,229	—	30,229
Total Domestic	455,981	229,007	684,988	412,396	227,956	640,352
Foreign
Short-term loans	187,561	—	187,561	454,293	919	455,212
Line of credit accounts	255,171	—	255,171	30,748	—	30,748
Installment loans	44,200	—	44,200	56,679	—	56,679
Total Foreign	486,932	—	486,932	541,720	919	542,639
Total E-Commerce	942,913	229,007	1,171,920	954,116	228,875	1,182,991
Total number of consumer loans written and renewed	1,275,778	265,669	1,541,447	1,310,460	281,566	1,592,026
(a) The disclosure regarding the amount and number of consumer loans written and renewed is statistical data that is not included in the Company’s financial statements.
(b) Loans guaranteed by the Company represent loans originated by third-party lenders through the CSO programs.

CASH AMERICA INTERNATIONAL, INC. AND SUBSIDIARIES CONSUMER LOAN FINANCIAL AND OPERATING DATA (dollars in thousands, except where otherwise noted)

	Six Months Ended June 30,
	2014			2013
	Company Owned(a)	Guaranteed by the Company(a)(b)	Combined(a)	Company Owned(a)	Guaranteed by the Company(a)(b)	Combined(a)
Amount of consumer loans written and renewed (dollars in thousands):
Retail Services
Short-term loans	$316,728	$35,242	$351,970	$339,816	$54,772	$394,588
Installment loans	4,351	11,201	15,552	3,497	8,986	12,483
Total Retail Services	321,079	46,443	367,522	343,313	63,758	407,071
E-Commerce
Domestic
Short-term loans	144,949	320,633	465,582	144,135	337,502	481,637
Line of credit accounts	90,321	—	90,321	66,455	—	66,455
Installment loans	98,369	—	98,369	56,056	—	56,056
Total Domestic	333,639	320,633	654,272	266,646	337,502	604,148
Foreign
Short-term loans	210,432	—	210,432	516,280	13,971	530,251
Line of credit accounts	151,237	—	151,237	13,484	—	13,484
Installment loans	128,459	—	128,459	105,250	—	105,250
Total Foreign	490,128	—	490,128	635,014	13,971	648,985
Total E-Commerce	823,767	320,633	1,144,400	901,660	351,473	1,253,133
Total amount of consumer loans written and renewed	$1,144,846	$367,076	$1,511,922	$1,244,973	$415,231	$1,660,204
Number of consumer loans written and renewed (in ones):
Retail Services
Short-term loans	659,497	64,970	724,467	709,859	105,752	815,611
Installment loans	3,327	8,221	11,548	3,194	1,562	4,756
Total Retail Services	662,824	73,191	736,015	713,053	107,314	820,367
E-Commerce
Domestic
Short-term loans	433,505	461,249	894,754	485,865	463,178	949,043
Line of credit accounts	370,061	—	370,061	251,201	—	251,201
Installment loans	67,779	—	67,779	53,414	—	53,414
Total Domestic	871,345	461,249	1,332,594	790,480	463,178	1,253,658
Foreign
Short-term loans	402,432	—	402,432	921,197	18,235	939,432
Line of credit accounts	499,408	—	499,408	30,748	—	30,748
Installment loans	104,301	—	104,301	89,754	—	89,754
Total Foreign	1,006,141	—	1,006,141	1,041,699	18,235	1,059,934
Total E-Commerce	1,877,486	461,249	2,338,735	1,832,179	481,413	2,313,592
Total number of consumer loans written and renewed	2,540,310	534,440	3,074,750	2,545,232	588,727	3,133,959
(a) The disclosure regarding the amount and number of consumer loans written and renewed is statistical data that is not included in the Company’s financial statements.
(b) Loans guaranteed by the Company represent loans originated by third-party lenders through the CSO programs.

CASH AMERICA INTERNATIONAL, INC. AND SUBSIDIARIES INCOME FROM OPERATIONS BY OPERATING SEGMENT (dollars in thousands)

The following tables contain operating segment data for the three and six months ended June 30, 2014 and 2013 (dollars in thousands).

	Retail Services			E-Commerce
	Domestic	Foreign	Total	Domestic	Foreign	Admin	Total	Corporate	Consolidated
Three Months Ended June 30, 2014
Revenue
Pawn loan fees and service charges	$78,911	$2,079	$80,990	$—	$—	$—	$—	$—	$80,990
Proceeds from disposition of merchandise	142,447	4,325	146,772	—	—	—	—	—	146,772
Consumer loan fees	23,900	—	23,900	108,751	92,688	—	201,439	—	225,339
Other	1,718	45	1,763	35	8	—	43	183	1,989
Total revenue	246,976	6,449	253,425	108,786	92,696	—	201,482	183	455,090
Cost of revenue
Disposed merchandise	101,177	3,333	104,510	—	—	—	—	—	104,510
Consumer loan loss provision	7,849	—	7,849	38,729	28,111	—	66,840	—	74,689
Total cost of revenue	109,026	3,333	112,359	38,729	28,111	—	66,840	—	179,199
Net revenue	137,950	3,116	141,066	70,057	64,585	—	134,642	183	275,891
Expenses
Operations and administration	100,189	3,386	103,575	25,816	24,061	22,387	72,264	19,136	194,975
Depreciation and amortization	10,122	421	10,543	2,054	559	1,703	4,316	4,638	19,497
Total expenses	110,311	3,807	114,118	27,870	24,620	24,090	76,580	23,774	214,472
Income (loss) from operations	$27,639	$(691)	$26,948	$42,187	$39,965	$(24,090)	$58,062	$(23,591)	$61,419
As of June 30, 2014
Total assets	$952,990	$121,193	$1,074,183	$462,039	$205,249	$14,779	$682,067	$412,636	$2,168,886
Goodwill			$495,672				$210,365		$706,037

	Retail Services			E-Commerce
	Domestic	Foreign	Total	Domestic	Foreign	Admin	Total	Corporate	Consolidated
Three Months Ended June 30, 2013
Revenue
Pawn loan fees and service charges	$70,802	$1,926	$72,728	$—	$—	$—	$—	$—	$72,728
Proceeds from disposition of merchandise	127,214	4,318	131,532	—	—	—	—	—	131,532
Consumer loan fees	26,647	—	26,647	87,502	88,282	—	175,784	—	202,431
Other	1,918	258	2,176	361	16	—	377	1,136	3,689
Total revenue	226,581	6,502	233,083	87,863	88,298	—	176,161	1,136	410,380
Cost of revenue
Disposed merchandise	85,352	3,609	88,961	—	—	—	—	—	88,961
Consumer loan loss provision	7,112	—	7,112	33,343	36,774	—	70,117	—	77,229
Total cost of revenue	92,464	3,609	96,073	33,343	36,774	—	70,117	—	166,190
Net revenue	134,117	2,893	137,010	54,520	51,524	—	106,044	1,136	244,190
Expenses
Operations and administration	89,487	2,998	92,485	21,838	26,284	16,985	65,107	19,350	176,942
Depreciation and amortization	8,900	430	9,330	2,532	835	1,218	4,585	4,085	18,000
Total expenses	98,387	3,428	101,815	24,370	27,119	18,203	69,692	23,435	194,942
Income (loss) from operations	$35,730	$(535)	$35,195	$30,150	$24,405	$(18,203)	$36,352	$(22,299)	$49,248
As of June 30, 2013
Total assets	$1,023,015	$123,601	$1,146,616	$374,720	$190,612	$11,909	$577,241	$132,811	$1,856,668
Goodwill			$397,876				$210,366		$608,242

CASH AMERICA INTERNATIONAL, INC. AND SUBSIDIARIES INCOME FROM OPERATIONS BY OPERATING SEGMENT (dollars in thousands)

	Retail Services			E-Commerce
	Domestic	Foreign	Total	Domestic	Foreign	Admin	Total	Corporate	Consolidated
Six Months Ended June 30, 2014
Revenue
Pawn loan fees and service charges	$157,378	$3,799	$161,177	$—	$—	$—	$—	$—	$161,177
Proceeds from disposition of merchandise	314,617	8,610	323,227	—	—	—	—	—	323,227
Consumer loan fees	49,659	—	49,659	217,799	192,063	—	409,862	—	459,521
Other	3,720	130	3,850	74	11	—	85	330	4,265
Total revenue	525,374	12,539	537,913	217,873	192,074	—	409,947	330	948,190
Cost of revenue
Disposed merchandise	222,435	6,639	229,074	—	—	—	—	—	229,074
Consumer loan loss provision	15,447	—	15,447	67,364	65,378	—	132,742	—	148,189
Total cost of revenue	237,882	6,639	244,521	67,364	65,378	—	132,742	—	377,263
Net revenue	287,492	5,900	293,392	150,509	126,696	—	277,205	330	570,927
Expenses
Operations and administration	201,342	6,635	207,977	49,224	49,181	42,026	140,431	38,153	386,561
Depreciation and amortization	20,426	824	21,250	3,959	1,082	3,393	8,434	9,074	38,758
Total expenses	221,768	7,459	229,227	53,183	50,263	45,419	148,865	47,227	425,319
Income (loss) from operations	$65,724	$(1,559)	$64,165	$97,326	$76,433	$(45,419)	$128,340	$(46,897)	$145,608

	Retail Services			E-Commerce
	Domestic	Foreign	Total	Domestic	Foreign	Admin	Total	Corporate	Consolidated
Six Months Ended June 30, 2013
Revenue
Pawn loan fees and service charges	$144,976	$3,666	$148,642	$—	$—	$—	$—	$—	$148,642
Proceeds from disposition of merchandise	301,364	8,885	310,249	—	—	—	—	—	310,249
Consumer loan fees	54,969	—	54,969	178,143	179,524	—	357,667	—	412,636
Other	4,418	351	4,769	802	23	—	825	1,387	6,981
Total revenue	505,727	12,902	518,629	178,945	179,547	—	358,492	1,387	878,508
Cost of revenue
Disposed merchandise	203,039	7,257	210,296	—	—	—	—	—	210,296
Consumer loan loss provision	13,890	—	13,890	63,166	75,025	—	138,191	—	152,081
Total cost of revenue	216,929	7,257	224,186	63,166	75,025	—	138,191	—	362,377
Net revenue	288,798	5,645	294,443	115,779	104,522	—	220,301	1,387	516,131
Expenses
Operations and administration	180,189	6,601	186,790	43,243	50,931	36,515	130,689	36,287	353,766
Depreciation and amortization	17,701	829	18,530	4,960	1,395	2,673	9,028	7,973	35,531
Total expenses	197,890	7,430	205,320	48,203	52,326	39,188	139,717	44,260	389,297
Income (loss) from operations	$90,908	$(1,785)	$89,123	$67,576	$52,196	$(39,188)	$80,584	$(42,873)	$126,834

Corporate operations primarily include corporate expenses for both of the Company’s segments, such as legal, occupancy, executive oversight, insurance and risk management, public and government relations, internal audit, treasury, payroll, compliance and licensing, finance, accounting, tax and information systems (except for online lending systems, which are included in the e-commerce segment). Corporate income includes miscellaneous income not directly attributable to the Company’s segments. Corporate assets primarily include corporate property and equipment, nonqualified savings plan assets, marketable securities, foreign exchange forward contracts and prepaid insurance.

During the first quarter of 2014, the Company changed the presentation of financial information within its e-commerce segment to report certain administrative and depreciation and amortization expenses within that segment separately from its domestic and foreign operating components. Administrative expenses in the e-commerce segment, which were previously allocated between the domestic and foreign components based on the amount of loans written and renewed, are included under the “Admin” heading within the e-commerce segment information in the tables above. Depreciation and amortization related to the e-commerce administrative function is also included in this category. For comparison purposes, amounts for prior years have been conformed to the current presentation.

CASH AMERICA INTERNATIONAL, INC. AND SUBSIDIARIES LOCATION INFORMATION

Retail Services Segment

The following table sets forth the number of domestic and foreign Company-owned and franchised locations in the Company’s retail services segment offering pawn lending, consumer lending, and other services as of June 30, 2014 and 2013. The Company’s domestic retail services locations operate under the names “Cash America Pawn,” “SuperPawn,” “Cash America Payday Advance,” “Cashland” and “Mr. Payroll.” In addition, some recently acquired domestic retail services locations operate under various names that are expected to be changed to “Cash America Pawn.” The Company’s foreign retail services locations operate under the name “Cash America casa de empeño.”

	As of June 30,
	2014			2013
	Domestic(a)	Foreign	Total	Domestic(a)	Foreign	Total
Retail services locations offering:
Both pawn and consumer lending	576	—	576	581	—	581
Pawn lending only	256	47	303	169	47	216
Consumer lending only	37	—	37	77	—	77
Other(b)	88	—	88	90	—	90
Total retail services	957	47	1,004	917	47	964

(a) Except as described in (b) below, includes locations that operated in 22 states in the United States as of June 30, 2014 and 2013, respectively.
(b) As of June 30, 2014 and 2013, includes 88 and 90 unconsolidated franchised check cashing locations, respectively, that operated in 12 and 14 states in the United States, respectively.

E-Commerce Segment

As of June 30, 2014 and 2013, the Company’s e-commerce segment provided services in 33 and 32 states, respectively, in the United States and in four foreign countries:

  in the United States at http://www.cashnetusa.com and http://www.netcredit.com, in the United Kingdom at http://www.quickquid.co.uk, http://www.quickquidflexcredit.co.uk, http://www.poundstopocket.co.uk, and www.onstride.co.uk, in Australia at http://www.dollarsdirect.com.au,
  in Canada at http://www.dollarsdirect.ca, and
  in Brazil at http://www.simplic.com.br.

On June 30, 2014, the Company launched a pilot program in Brazil where it arranges loans that are made by a third-party lender in accordance with applicable laws and provides certain guarantees for payment of defaulted loans in the pilot program.

CASH AMERICA INTERNATIONAL, INC. AND SUBSIDIARIES
NON-GAAP DISCLOSURE
ADJUSTED EARNINGS AND ADJUSTED EARNINGS PER SHARE

Non-GAAP Disclosure

In addition to the financial information prepared in conformity with GAAP, the Company provides historical non-GAAP financial information. Management believes that presentation of non-GAAP financial information is meaningful and useful in understanding the activities and business metrics of the Company’s operations. Management believes that these non-GAAP financial measures reflect an additional way of viewing aspects of the Company’s business that, when viewed with its GAAP results, provide a more complete understanding of factors and trends affecting its business.

Management provides non-GAAP financial information for informational purposes and to enhance understanding of the Company’s consolidated financial statements. Readers should consider the information in addition to, but not instead of or superior to, its financial statements prepared in accordance with GAAP. This non-GAAP financial information may be determined or calculated differently by other companies, limiting the usefulness of those measures for comparative purposes.

Adjusted Earnings and Adjusted Earnings Per Share

In addition to reporting financial results in accordance with GAAP, the Company has provided adjusted net income, adjusted diluted net income per share attributable to the Company, adjusted earnings and adjusted earnings per share (collectively, the “Adjusted Earnings Measures”), which are non-GAAP measures. Management believes that the presentation of these measures provides investors with greater transparency and facilitates comparison of operating results across a broad spectrum of companies with varying capital structures, compensation strategies, derivative instruments and amortization methods, which provides a more complete understanding of the Company’s financial performance, competitive position and prospects for the future. Management also believes that investors regularly rely on non-GAAP financial measures, such as the Adjusted Earnings Measures, to assess operating performance and that such measures may highlight trends in the Company’s business that may not otherwise be apparent when relying on financial measures calculated in accordance with GAAP. In addition, management believes that the adjustments shown below, especially the loss on the early extinguishment of a portion of the Company’s debt (the “Debt Extinguishment”) and the charges related to the Company's settlement of a litigation matter in 2013 (the “2013 Litigation Settlement”) are useful to investors in order to allow them to compare the Company’s financial results for the current quarter and current six-month period with the prior year quarter and prior year six-month period, respectively. The computation of Adjusted Earnings Measures as presented below may differ from the computation of similarly-titled measures provided by other companies.

CASH AMERICA INTERNATIONAL, INC. AND SUBSIDIARIES NON-GAAP DISCLOSURE ADJUSTED EARNINGS AND ADJUSTED EARNINGS PER SHARE

The following table provides a reconciliation for the three and six months ended June 30, 2014 and 2013, respectively, between net income attributable to the Company and diluted earnings per share calculated in accordance with GAAP to the Adjusted Earnings Measures, which are shown net of tax (dollars in thousands, except per share data):

	Three Months Ended June 30,				Six Months Ended June 30,
	2014		2013		2014		2013
	$	Per Diluted Share(a)	$	Per Diluted Share(a)	$	Per Diluted Share(a)	$	Per Diluted Share(a)
Net income and diluted net income per share attributable to Cash America International, Inc.	$20,971	$0.72	$25,132	$0.81	$66,708	$2.27	$69,058	$2.23
Adjustments (net of tax):
Loss on Debt Extinguishment(b)	9,460	0.32	—	—	10,434	0.36	—	—
2013 Litigation Settlement(c)	236	0.01	—	—	400	0.01	—	—
Adjusted net income and adjusted diluted net income per share attributable to the Company	30,667	1.05	25,132	0.81	77,542	2.64	69,058	2.23
Other adjustments (net of tax):
Intangible asset amortization	1,045	0.04	828	0.03	2,092	0.07	1,661	0.05
Non-cash equity-based compensation	1,040	0.04	770	0.03	1,982	0.06	1,758	0.05
Non-cash interest and debt issuance cost amortization	789	0.03	1,094	0.04	1,554	0.05	1,925	0.06
Foreign currency transaction loss (gain)	113	—	(41)	—	176	0.01	197	0.01
Adjusted earnings and adjusted earnings per share	$33,654	$1.16	$27,783	$0.91	$83,346	$2.83	$74,599	$2.40

(a) Diluted shares are calculated by giving effect to the potential dilution that could occur if securities or other contracts to issue common shares were exercised and converted into common shares during the period.

(b) For the three months ended June 30, 2014, represents charges related to the Debt Extinguishment of $15.0 million, net of tax benefit of $5.5 million. For the six months ended June 30, 2014, represents $16.6 million of charges, net of tax benefit of $6.1 million.

(c) For the three months ended June 30, 2014, represents charges related to the 2013 Litigation Settlement of $0.4 million, net of tax benefit of $0.2 million. For the six months ended June 30, 2014, represents $0.6 million of charges, net of tax benefit of $0.2 million.

CASH AMERICA INTERNATIONAL, INC. AND SUBSIDIARIES
NON-GAAP DISCLOSURE
ADJUSTED EBITDA

Adjusted EBITDA

The table below shows adjusted EBITDA, a non-GAAP measure that the Company defines as earnings excluding depreciation, amortization, interest, foreign currency transaction gains or losses, loss on extinguishment of debt, equity in earnings or loss of unconsolidated subsidiary, taxes and including the net income or loss attributable to noncontrolling interests. Management believes adjusted EBITDA is used by investors to analyze operating performance and evaluate the Company’s ability to incur and service debt and its capacity for making capital expenditures. Adjusted EBITDA is also useful to investors to help assess the Company’s estimated enterprise value. In addition, management believes that the adjustments shown below, especially the adjustments for the closure of 36 consumer lending-only retail services locations in Texas during the second half of 2013 (the “Texas Consumer Loan Store Closures”), the penalty paid to the Consumer Financial Protection Bureau (“CFPB”) in connection with the issuance of a consent order by the CFPB (the “Regulatory Penalty”), charges related to the 2013 Litigation Settlement, the withdrawal in July 2012 of the proposed initial public offering by the Company’s wholly-owned subsidiary, Enova International, Inc. (“Enova IPO”), an income tax benefit related to the change of tax basis in the stock of one of the Company's subsidiaries in connection with the Mexico Reorganization (as defined below) (the “Creazione Deduction”), the reorganization of the Company's Mexico-based pawn operations during 2012 (the “Mexico Reorganization”) and a voluntary program to reimburse Ohio customers in connection with legal collections proceedings initiated by the Company in Ohio (the “Ohio Reimbursement Program”), including a decrease in the Company's remaining liability related to the Ohio Reimbursement Program during 2013 after the assessment of the claims made to date and related matters (the “Ohio Adjustment”), are useful to investors in order to allow them to compare the Company’s financial results during the periods shown without the effect of each of these income and expense items. The computation of adjusted EBITDA as presented below may differ from the computation of similarly-titled measures provided by other companies. The following table provides a reconciliation between Net Income attributable to Cash America International, Inc., which is the nearest GAAP measure presented in the Company’s financial statements, to Adjusted EBITDA (dollars in thousands):
	Trailing 12 Months Ended
	June 30,
	2014	2013
Net income attributable to Cash America International, Inc.	$140,178	$105,241
Adjustments:
Texas Consumer Loan Store Closures(a)	1,373	—
Regulatory Penalty(b)	5,000	—
2013 Litigation settlement(c)	18,635	—
Charges related to withdrawn proposed Enova IPO(d)		3,112
Charges related to Mexico Reorganization(e)		28,873
Charges related to Ohio Adjustment and Ohio Reimbursement Program(f)	(5,000)	13,400
Depreciation and amortization expenses(g)	76,319	68,587
Interest expense, net	42,843	31,455
Foreign currency transaction loss	1,173	460
Loss on Debt Extinguishment(h)	17,169	—
Equity in loss of unconsolidated subsidiary	—	283
Provision for income taxes(i)	29,194	75,864
Net loss attributable to the noncontrolling interest(j)	—	(3,954)
Adjusted EBITDA	$326,884	$323,321
Adjusted EBITDA margin calculated as follows:
Total revenue	$1,866,337	$1,809,806
Adjusted EBITDA	$326,884	$323,321
Adjusted EBITDA as a percentage of total revenue	17.5%	17.9%
(a) Represents charges related to the Texas Consumer Loan Store Closures of $1.4 million, before tax benefit of $0.5 million.
(b) Represents charges for the Regulatory Penalty, which is nondeductible for tax purposes.
(c) Represents charges related to the 2013 Litigation Settlement of $18.6 million, before tax benefit of $6.9 million.
(d) Represents charges directly related to the withdrawn Enova IPO, before tax benefit of $1.1 million.

CASH AMERICA INTERNATIONAL, INC. AND SUBSIDIARIES
NON-GAAP DISCLOSURE
ADJUSTED EBITDA

(e) Represents charges related to the Mexico Reorganization, before tax benefit of $1.2 million and noncontrolling interest of $2.3 million. Includes $12.6 million and $7.2 million of depreciation and amortization expenses and charges for the recognition of a deferred tax asset valuation allowance, respectively, as noted in (g) and (i) below.
(f) For the trailing 12 months ended June 30, 2014, represents the Ohio Adjustment of $5.0 million, before tax provision of $1.8 million. For the trailing 12 months ended June 30, 2013, represents charges related to the Ohio Reimbursement Program, before tax benefit of $5.0 million.
(g) For the trailing 12 months ended June 30, 2014, excludes $0.2 million of depreciation and amortization expenses, which are included in the Texas Consumer Loan Store Closures. For the trailing 12 months ended June 30, 2013, excludes $12.6 million of depreciation and amortization expenses which are included in “Charges related to the Mexico Reorganization”.
(h) For the trailing 12 months ended June 30, 2014, represents charges of $17.2 million, before tax benefit of $6.4 million, related to the Debt Extinguishment.
(i) For the trailing 12 months ended June 30, 2014, includes income benefit of $33.2 million related to the Creazione Deduction. For the trailing 12 months ended June 30, 2013, excludes a $7.2 million charge for the recognition of a deferred tax asset valuation allowance, which is included in “Charges related to the Mexico Reorganization” in the table above and includes an income tax benefit related to the Mexico Reorganization of $1.2 million.
(j) For the trailing twelve months ended June 30, 2013, includes $2.3 million of noncontrolling interests related to the Mexico Reorganization.

CASH AMERICA INTERNATIONAL, INC. AND SUBSIDIARIES NON-GAAP DISCLOSURE ADJUSTED EBITDA

In addition, management believes that the adjusted EBITDA shown by segment and for the Company's corporate operations are useful to investors in order to allow them to compare the Company’s financial results during the periods shown without the effect of each of the applicable income and expense items discussed above. The following table provides a reconciliation between Income (loss) from operations, which is the nearest GAAP measure presented for the Company’s segments in the notes to the Company’s financial statements, to Adjusted EBITDA (dollars in thousands):

	Trailing 12 Months Ended June 30,
	2014				2013
	Retail Services	E-Commerce	Corporate	Consolidated	Retail Services	E-Commerce	Corporate	Consolidated
Income (loss) from operations	$119,296	$198,371	$(87,110)	$230,557	$152,227	$144,506	$(80,223)	$216,510
Depreciation and amortization expenses(a)	42,181	16,549	17,589	76,319	36,683	16,398	15,506	68,587
Adjustments:
Texas Consumer Loan Store Closures	1,373	—	—	1,373	—	—	—	—
Regulatory Penalty	2,500	2,500		5,000	—	—	—	—
2013 Litigation Settlement	18,635	—	—	18,635	—	—	—	—
Charges related to withdrawn Enova IPO	—	—	—	—	—	3,112	—	3,112
Charges related to the Mexico Reorganization(b)	—	—	—	—	21,712	—	—	21,712
Charges related to Ohio Adjustment and Ohio Reimbursement(c)	(5,000)	—	—	(5,000)	13,400	—	—	13,400
Adjusted EBITDA	$178,985	$217,420	$(69,521)	$326,884	$224,022	$164,016	$(64,717)	$323,321

(a) For the trailing 12 months ended June 30, 2014, excludes $0.2 million of depreciation and amortization expenses, which are included in the Texas Consumer Loan Store Closures. For the trailing 12 months ended June 30, 2013, excludes $12.6 million of depreciation and amortization expenses which are included in “Charges related to the Mexico Reorganization.”

(b) Includes $12.6 million of depreciation and amortization expenses as noted in (a) above.
(c) For the trailing 12 months ended June 30, 2014, represents the Ohio Adjustment. For the trailing 12 months ended June 30, 2013, represents charges related to the Ohio Reimbursement Program.

	Six Months Ended June 30,
	2014				2013
	Retail Services	E-Commerce	Corporate	Consolidated	Retail Services	E-Commerce	Corporate	Consolidated
Income (loss) from operations	$64,165	$128,340	$(46,897)	$145,608	$89,123	$80,584	$(42,873)	$126,834
Depreciation and amortization expenses	21,250	8,434	9,074	38,758	18,530	9,028	7,973	35,531
Adjustments:
2013 Litigation Settlement(a)	635	—	—	635	—	—	—	—
Adjusted EBITDA	$86,050	$136,774	$(37,823)	$185,001	$107,653	$89,612	$(34,900)	$162,365

(a) Represents charges related to the 2013 Litigation Settlement during the six months ended June 30, 2014.

CONTACT:
Cash America International, Inc.
Thomas A. Bessant, Jr., 817-335-1100